Putnam International Equity Fund, 6/30/06, Annual Report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended June 30, 2006, Putnam Management has assumed $82,555 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	$66,521
		Class B	16,227
		Class C	 3,357

72DD2	Class M	 $1,333
		Class R	    31
		Class y	26,171

73A1		Class A	$0.528
		Class B	0.319
		Class C	0.328

74A2		Class M	$0.389
		Class R	0.500
		Class Y	0.593

74U1		Class A	124,975
		Class B	 41,957
		Class C	  9,348

74U2		Class M	  3,066
		Class R	    117
		Class Y	 43,185

74V1		Class A	$28.82
		Class B	27.71
		Class C	28.25

74V2		Class M	$28.35
		Class R	28.61
		Class Y	29.03